UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    January 13, 2009

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 13, 2009, Cephalon, Inc. (the “Company”) and Ception Therapeutics, Inc. (“Ception”) entered into an Option Agreement (the “Option Agreement”).  Under the terms of the Option Agreement, the Company has the irrevocable option (the “Option”) to purchase all of the outstanding capital stock on a fully diluted basis of Ception at any time on or prior to the expiration of the Option Period (as defined in the Option Agreement and further summarized below).  The Company paid $50 million to Ception as consideration for the Option and also agreed to pay certain Ception Stockholders (as defined below) an aggregate of $50 million.  The Company, in its sole discretion, may exercise the Option by providing written notice to Ception at any time during the Option Period, which runs from January 13, 2009 (the effective date of the Option Agreement) to and including the date that (i) is fifteen (15) business days after the receipt by the Company of the final study report for Ception’s ongoing Phase IIb/III clinical trial for reslizumab in patients with eosinophilic esophagitis (“Res-5-0002 EE Study”) indicating that the co-primary endpoints have been achieved and (ii) is thirty (30) business days after the receipt by the Company of the final study report for Res-5-0002 EE Study indicating that the co-primary endpoints have not been achieved.

If the Company exercises the Option, the Company, a wholly-owned subsidiary of the Company and Ception shall, subject to certain conditions, enter into a merger agreement (the form of which has been agreed to by the parties) (the “Merger Agreement”).  At the effective time of the merger contemplated by the Merger Agreement, the Company has agreed to pay a total of $250 million to the holders of all the outstanding capital stock of Ception on a fully-diluted basis (the “Ception Stockholders”).  Ception Stockholders also could receive (i) additional payments related to clinical and regulatory milestones and (ii) royalties related to sales of products developed from Ception’s program to discover small molecule, orally-active, anti-TNF (tumor necrosis factor) receptor agents.

The Company and certain Ception Stockholders holding sufficient aggregate voting power to approve the transactions contemplated by the Option Agreement and the Merger Agreement have entered into agreements pursuant to which such stockholders have, among other things, agreed to vote in favor of such transactions.

The foregoing is a summary of the material terms of the Option Agreement and does not purport to be complete.  The Company hereby incorporates by reference the press release dated January 13, 2009, attached hereto as Exhibit 99.1, and made a part of this Item 1.01.

 Item 9.01              Financial Statements and Exhibits.

(d)                                             Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: January 14, 2009	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 13, 2009